Exhibit 99.1

Strong Global Entertainment, Inc. – Fiscal Year 2024

Second Quarter 2024 Results

Strong Global Entertainment Reports Second Quarter 2024 Operating Results

Mooresville, N.C., – August 14, 2024 – Strong Global Entertainment, Inc. (NYSE American: SGE) (the “Company” or “Strong Global Entertainment”) today announced operating results for the second quarter ended June 30, 2024.

Second Quarter Highlights -

●	Revenue and gross profit from continuing operations continued to improve, with growth in service offerings and contributions from the recent ICS acquisition contributing favorably.
●	In April 2024, announced a transaction to merge Strong/MDI Screen Systems, Inc. (“Strong/MDI”) with FG Acquisition Corp., a Canadian special purpose acquisition company, which will be renamed Saltire Holdings, Ltd. (“Saltire”)

○	Proposed transaction values Strong/MDI subsidiary at $30 million. Strong Global Entertainment will retain a significant economic stake, participating in the future growth and success of Strong/MDI and Saltire.
○	The transaction is expected to close in the third quarter of 2024.

●	In May 2024, announced a transaction to merge Strong Global Entertainment into Fundamental Global Inc. (“Fundamental Global”)

○	Stockholders of Strong Global Entertainment will receive 1.5 common shares of Fundamental Global for each share of Strong Global Entertainment.
○	Proposed transaction expected to reduce overhead associated with operating separate companies.
○	The transaction is expected to close in the third quarter of 2024.

Mark Roberson, Chief Executive Officer, commented, “The second quarter operating results demonstrated double digit growth with improvements at Strong Technical Services and positive contributions from the ICS acquisition. We also announced two merger transactions that we believe will continue to streamline and reduce the overall overhead levels going forward. The Strong/MDI transaction with Saltire represents a compelling valuation and the potential to participate in their future growth. The planned merger of Strong Global Entertainment into Fundamental Global will reduce the burden and duplicate costs associated with operating separate public companies.”

Select Financial Comparisons for Continuing Operations -

As a result of the pending transaction between Strong/MDI and FG Acquisition Corp., the current year and historical results of operations of Strong/MDI have been reclassified to discontinued operations and are not discussed below.

●	Revenue increased 18.7% to $8.1 million for the second quarter and increased 18.3% to $15.8 million for the first half with increased sales of digital equipment and increased demand for services. The increase in demand from cinema customers was due to a combination of increased sales efforts, expanded market share, laser projection upgrades and the acquisition of ICS contributing favorably to overall revenue growth.

●	Gross profit increased $0.6 million to $1.5 million or 18.8% of revenues in the second quarter and increased $0.9 million to $2.8 million or 17.9% of revenue for the first half. The increase in gross profit resulted primarily from increased demand for installation and maintenance services, and contributions from the Innovative Cinema Solutions, LLC (“ICS”) acquisition.

●	Loss from operations improved to $0.7 million in the second quarter of 2024 compared to $1.6 million during the second quarter of 2023 and $1.4 million in the first half of 2024 compared to $1.6 million during the first half of 2023. Administrative expenses were higher in the second quarter for 2023 largely due to one-time costs incurred upon the completion of the IPO in May 2023, which did not repeat in the current period. However, we incurred higher general and administrative expenses in connection with operating as an independent public company following the separation in May 2023, which partially offset increases in gross profit.

Strong Global Entertainment, Inc. – Fiscal Year 2024	Page 2 of 7
Second Quarter 2024 Results

●	Net loss from continuing operations improved to $0.7 million in the second quarter of 2024 compared to $1.3 million during the second quarter of 2023 and $1.5 million in the first half of 2024 compared to $1.7 million during the first half of 2023. The improvements in gross profit and favorable comparison to the one-time IPO costs in the prior year were partially offset by the increased expenses in connection with operating as an independent public company.

●	Adjusted EBITDA was ($0.2) million in the second quarter of 2024 as compared to ($0.3) million during the second quarter of 2023, and ($0.7) million in the first half of 2024 compared with ($0.8) million during the first half of 2023.

About Strong Global Entertainment, Inc.

Strong Global Entertainment, Inc., a majority owned subsidiary of Fundamental Global Inc., is a leader in the entertainment industry, providing mission critical products and services to cinema exhibitors and entertainment venues for over 90 years. The Company manufactures and distributes premium large format projection screens, provides comprehensive managed services, technical support and related products and services primarily to cinema exhibitors, theme parks, educational institutions, and similar venues. In addition to traditional projection screens, the Company manufactures and distributes its Eclipse curvilinear screens, which are specially designed for theme parks, immersive exhibitions, as well as simulation applications. It also provides maintenance, repair, installation, network support services and other services to cinema operators, primarily in the United States.

About Fundamental Global Inc.

Fundamental Global Inc. (Nasdaq: FGF, FGFPP) and its subsidiaries engage in diverse business activities including reinsurance, asset management, merchant banking, manufacturing and managed services.

The FG® logo and Fundamental Global® are registered trademarks of Fundamental Global LLC.

Use of Non-GAAP Measures

Strong Global Entertainment, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes share-based compensation, impairment charges, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted results EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

Strong Global Entertainment, Inc. – Fiscal Year 2024	Page 3 of 7
Second Quarter 2024 Results

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

Forward-Looking Statements

In addition to the historical information included herein, this press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC, our Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s other reports filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Relations Contacts:

IR@strong-entertainment.com

Strong Global Entertainment, Inc. – Fiscal Year 2024	Page 4 of 7
Second Quarter 2024 Results

Strong Global Entertainment, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,483	$4,822
Accounts receivable, net	4,308	3,528
Inventories, net	2,548	1,482
Assets of discontinued operations	12,730	14,329
Other current assets	399	317
Total current assets	23,468	24,478
Property, plant and equipment, net	429	487
Operating lease right-of-use assets	267	350
Finance lease right-of-use asset	1,071	1,201
Other long-term assets	-	10
Total assets	$25,235	$26,526

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,448	$2,569
Accrued expenses	2,302	1,712
Payable to Fundamental Global Inc.	-	129
Short-term debt	43	18
Current portion of long-term debt	271	270
Current portion of operating lease obligations	180	183
Current portion of finance lease obligations	264	253
Deferred revenue and customer deposits	1,151	849
Liabilities of discontinued operations	9,503	11,257
Total current liabilities	17,162	17,240
Operating lease obligations, net of current portion	129	216
Finance lease obligations, net of current portion	836	971
Long-term debt, net of current portion	166	301
Other long-term liabilities	5	4
Total liabilities	18,298	18,732

Commitments, contingencies and concentrations

Stockholders’ Equity:
Preferred stock, no par value	-	-
Paid-in-capital related to:
Class A Common stock, no par value
Class B Common stock, no par value	15,881	15,740
Accumulated deficit	(3,377)	(2,712)
Accumulated other comprehensive loss	(5,567)	(5,234)
Total stockholders’ equity	6,937	7,794
Total liabilities and stockholders’ equity	$25,235	$26,526

Strong Global Entertainment, Inc. – Fiscal Year 2024	Page 5 of 7
Second Quarter 2024 Results

Strong Global Entertainment, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net product sales	$4,782	$3,794	$9,417	$7,564
Net service revenues	3,339	3,049	6,387	5,796
Total net revenues	8,121	6,843	15,804	13,360
Cost of products	3,973	3,542	7,874	6,875
Cost of services	2,624	2,340	5,099	4,505
Total cost of revenues	6,597	5,882	12,973	11,380
Gross profit	1,524	961	2,831	1,980
Selling and administrative expenses:
Selling	369	161	655	397
Administrative	1,866	2,372	3,588	3,212
Total selling and administrative expenses	2,235	2,533	4,243	3,609
Loss from operations	(711)	(1,572)	(1,412)	(1,629)
Other income (expense):
Interest expense, net	(21)	(17)	(55)	(31)
Foreign currency transaction loss	(6)	-	(5)	(4)
Other income, net	2	1	28	11
Total other expense	(25)	(16)	(32)	(24)
Loss from continuing operations before income taxes	(736)	(1,588)	(1,444)	(1,653)
Income tax (benefit) expense	(6)	279	(6)	(81)
Net loss from continuing operations	(742)	(1,309)	(1,450)	(1,734)
Net income from discontinued operations	150	893	785	1,694
Net loss	$(592)	$(416)	$(665)	$(40)

Basic net (loss) income per share:
Continuing operations	$(0.09)	$(0.20)	$(0.18)	$(0.28)
Discontinued operations	0.02	0.14	0.10	0.27
Basic net loss per share	$(0.07)	$(0.06)	$(0.08)	$(0.01)

Diluted net (loss) income per share:
Continuing operations	$(0.09)	$(0.20)	$(0.18)	$(0.28)
Discontinued operations	0.02	0.14	0.10	0.27
Diluted net loss per share	$(0.07)	$(0.06)	$(0.08)	$(0.01)

Weighted-average shares used in computing net (loss) income per share:
Basic	7,904	6,553	7,891	6,278
Diluted	7,904	6,553	7,891	6,278

Strong Global Entertainment, Inc. – Fiscal Year 2024	Page 6 of 7
Second Quarter 2024 Results

Strong Global Entertainment, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss from continuing operations	$(1,450)	$(1,734)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Provision for (recovery of) doubtful accounts	30	(26)
(Benefit from) provision for obsolete inventory	(38)	30
Provision for warranty	3	6
Depreciation and amortization	207	126
Gain on acquisition of ICS assets	(17)	-
Amortization and accretion of operating leases	94	32
Deferred income taxes	-	(432)
Stock-based compensation expense	147	766
Changes in operating assets and liabilities:
Accounts receivable	(387)	(45)
Inventories	(1,027)	395
Current income taxes	(51)	9
Other assets	1	438
Accounts payable and accrued expenses	1,262	2,594
Deferred revenue and customer deposits	304	(569)
Operating lease obligations	(100)	(38)
Net cash (used in) provided by operating activities from continuing operations	(1,022)	1,552
Net cash used in operating activities from discontinued operations	(572)	(2,139)
Net cash used in operating activities	(1,594)	(587)

Cash flows from investing activities:
Capital expenditures	(20)	(119)
Net cash used in investing activities from continuing operations	(20)	(119)
Net cash used in investing activities from discontinued operations	(59)	(283)
Net cash used in investing activities	(79)	(402)

Cash flows from financing activities:
Principal payments on short-term debt	(32)	-
Principal payments on long-term debt	(135)	(18)
Payments of withholding taxes for net share settlement of equity awards	(6)	(104)
Proceeds from initial public offering	-	2,411
Payments on finance lease obligations	(124)	(60)
Net cash transferred to parent	-	(2,283)
Net cash used in financing activities from continuing operations	(297)	(54)
Net cash provided by financing activities from discontinued operations	477	1,930
Net cash provided by financing activities	180	1,876

Effect of exchange rate changes on cash and cash equivalents from discontinued operations	(11)	(132)
Net (decrease) increase in cash and cash equivalents from continuing operations	(1,339)	1,379
Net decrease in cash and cash equivalents from discontinued operations	(165)	(624)
Net (decrease) increase in cash and cash equivalents	(1,504)	755

Cash and cash equivalents from continuing operations at beginning of period	4,822	2,889
Cash and cash equivalents from continuing operations at end of period	$3,483	$4,268

Strong Global Entertainment, Inc. – Fiscal Year 2024	Page 7 of 7
Second Quarter 2024 Results

Strong Global Entertainment, Inc. and Subsidiaries

Reconciliation of Net Loss to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net loss	$(592)	$(416)	$(665)	$(40)
Net income from discontinued operations	(150)	(893)	(785)	(1,694)
Net loss from continuing operations	(742)	(1,309)	(1,450)	(1,734)
Interest expense, net	21	17	55	31
Income tax (benefit) expense	6	(279)	6	81
Depreciation and amortization	104	67	207	301
EBITDA	(611)	(1,504)	(1,182)	(1,321)
Stock-based compensation expense	73	748	147	766
Transaction expenses	370	-	370	-
IPO expenses	-	475	-	475
Adjust gain on purchase of ICS	5	-	(17)	-
Foreign currency transaction loss (gain)	6	-	5	(528)
Adjusted EBITDA	$(157)	$(281)	$(677)	$(608)